Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of BitGo Holdings, Inc. on Form S-1 of our report dated July 18, 2025 on the consolidated financial statements of BitGo Holdings, Inc. and to the reference to us under the heading "Experts" in the prospectus.
/s/ Crowe LLP
Cleveland, Ohio
January 11, 2026